News Release Questar Corporation 333 South State Street P.O. Box 45433 Salt Lake City, UT 84145-0433

Exhibit 99.1

February 17, 2016
(N)
NYSE:STR
16-03

Contact:    Tony Ivins
Business:    (801) 324-5218
Media:        Chad Jones
Business:    (801) 324-5495

QUESTAR REPORTS RECORD ADJUSTED EARNINGS OF $226.9 MILLION FOR 2015
Increases Dividend and Provides 2016 EPS and Capital Guidance
Accepts Offer to Combine with Dominion Resources, Inc.

SALT LAKE CITY - Questar Corporation (NYSE:STR) reported net income of $208.7 million for 2015, or $1.18 per diluted share. This included a noncash pension settlement accounting charge of $10.3 million after-tax ($0.06 per diluted share) and a noncash impairment charge of $7.9 million after tax ($0.04 per diluted share) on Wexpro leasehold properties. Excluding these charges, 2015 adjusted earnings were $226.9 million, or $1.28 per diluted share, compared to 2014 net income of $226.5 million, or $1.29 per diluted share. Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the year were $625.7 million compared to $630.0 million for 2014. The consolidated adjusted return on average common equity (ROE) was 17.6% for 2015.
“We are very pleased that, in spite of an extraordinarily challenged commodity market, Questar was able to achieve strong earnings in 2015. On a consolidated basis, Questar had adjusted earnings of $1.28 per diluted share, near the top of our earnings guidance range,” said Ronald W. Jibson, Questar chairman, president and CEO. “Questar Gas posted 16% earnings growth for the year, reflecting strong customer growth, higher general service rates, and ongoing cost-containment efforts. Net income was down 19% and 2% at Wexpro and Questar

Pipeline, respectively, compared to 2014 levels. Questar’s consolidated Adjusted EBITDA was about the same as in 2014. In addition, yesterday we announced a 5% dividend increase of $0.01 per quarter, to $0.88 annually. This dividend increase is our 44th in the past 44 years.
“The other big news, as you know from our Feb. 1st joint press release, is that Questar accepted an offer to become a part of the Dominion Resources family and to establish its western operations headquarters in Salt Lake City. This presents a tremendous opportunity to bring together these two strong, highly successful and best-in-class companies with the prospect of even greater future success. We are excited about the added resources that Dominion brings to Questar’s operations and the potential for even greater growth and economic development in our part of the country. Like Questar, Dominion is a solid company and an exemplary corporate citizen. We expect the combination to be very positive for our customers, employees, shareholders and communities.”

NET INCOME (LOSS) BY SUBSIDIARY

	3 Months Ended December 31,			12 Months Ended December 31,
	2015	2014	Change	2015	2014	Change
	(in millions, except earnings per share)
Questar Gas	$32.1	$28.0	15%	$64.3	$55.2	16%
Wexpro	24.3	29.8	(18%)	106.8	122.8	(13%)
Questar Pipeline	15.3	14.3	7%	59.6	60.6	(2%)
Corporate and other	(2.6)	(9.6)	73%	(3.8)	(12.1)	69%
Adjusted earnings	$69.1	$62.5	11%	$226.9	$226.5	—%
Pension settlement (a)	(10.3)	—	NM	(10.3)	—	NM
Asset impairment (b)	(7.9)	—	NM	(7.9)	—	NM
Net income	$50.9	$62.5	(19%)	$208.7	$226.5	(8%)
Adjusted earnings per diluted share	$0.39	$0.35	11%	$1.28	$1.29	(1%)
Pension settlement (a)	(0.06)	—	NM	(0.06)	—	NM
Asset impairment (b)	(0.04)	—	NM	(0.04)	—	NM
Earnings per diluted share	$0.29	$0.35	(17%)	$1.18	$1.29	(9%)
Weighted-average diluted shares	175.7	176.2	—%	176.3	176.1	—%
(a) Pension settlement costs. See computations at the end of the attached financial statements.
(b) Impairment of a Wexpro leasehold property. See computations at the end of the attached financial statements.

ADJUSTED EBITDA BY SUBSIDIARY(a)

	3 Months Ended December 31,			12 Months Ended December 31,
	2015	2014	Change	2015	2014	Change
	(in millions)
Questar Gas	$68.9	$63.7	$5.2	$182.5	$168.9	$13.6
Wexpro	59.0	64.4	(5.4)	258.6	285.3	(26.7)
Questar Pipeline	43.7	43.9	(0.2)	173.4	177.3	(3.9)
Corporate and other	1.1	(6.7)	7.8	11.2	(1.5)	12.7
Total	$172.7	$165.3	$7.4	$625.7	$630.0	$(4.3)
(a)  Management defines Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation, depletion and amortization, gains and losses from asset sales, abandonments and impairments and other special items. See computations at the end of the attached financial statements.

“Questar made several important strategic steps in 2015. Questar Gas accelerated its customer growth with the acquisition of Eagle Mountain City’s gas distribution system. Wexpro and Questar Gas developed, submitted and received regulatory approval of a plan that could enable Wexpro to resume its cost-of-service drilling program in 2016, benefiting utility customers and shareholders. Additionally, Wexpro Development continues to work with Xcel Energy to jointly acquire and develop natural gas reserves on a cost-of-service basis.
2015 and recent highlights include:

•	Questar just increased its first quarter 2016 dividend by 5% to $0.22 per share. This is in addition to an 11% increase in 2015.

•	Consolidated general and administrative expense decreased by 11% through corporate-wide cost-control efforts.

•	Questar Gas invested $66.5 million in its infrastructure-replacement program.

•
Questar Gas’s 2015 customer growth was 2.9%, or about 28,000 net new customers, including the addition of more than 6,500 customers from the acquisition of Eagle Mountain City’s municipal gas-distribution system in March 2015.

•
Utah and Wyoming regulators approved the addition of Wexpro’s 2014 Canyon Creek acquisition as a cost-of-service property and agreed to a lower return on future Wexpro development spending. This could enable Wexpro to resume its development-drilling program in 2016.

•	Wexpro announced a drilling joint venture to develop production in western Colorado’s Piceance Basin.

•	Wexpro acquired additional Vermillion Basin assets for $16 million.

•	Wexpro signed a new agreement with Xcel Energy to jointly acquire and develop natural gas reserves on a cost-of-service basis.

•	Questar Pipeline successfully and safely completed the final portion of its multi-year Mainline-3 replacement project ahead of schedule and under budget.

•	Questar Pipeline reduced its combined operating and maintenance (O&M) and general and administrative (G&A) expenses by 2% for the year through cost controls and improved efficiencies.

•	Questar Pipeline terminated plans to recommission the western segment of the Southern Trails Pipeline as a crude-oil transport pipeline and commenced a process to divest the asset.

•	Questar Fueling opened four new high-volume CNG stations in Buttonwillow, Calif., Phoenix Ariz., Salt Lake City, Utah and San Antonio, Texas.
Questar Gas
For 2015, Questar Gas reported net income of $64.3 million and generated $182.5 million of Adjusted EBITDA, up 16% and 8%, respectively, compared to 2014. On a financial basis, Questar Gas earned a 10.5% ROE in 2015. Changes in Questar Gas margin (revenues less cost of gas sold) are summarized below:

CHANGE IN QUESTAR GAS MARGIN

	3 Months Ended December 31, 2015 vs. 2014	12 Months Ended December 31, 2015 vs. 2014
	(in millions)
Customer growth	$2.5	$7.4
Transportation	0.8	3.1
Change in rates - general service	0.2	11.8
NGV revenues	(0.8)	(1.4)
Infrastructure-replacement cost recovery	2.5	(2.7)
Energy-efficiency program cost recovery	(2.6)	(14.3)
Other	0.4	(0.5)
Increase	$3.0	$3.4
As of Dec. 31, 2015, Questar Gas served nearly 990,400 customers, an increase of more than 28,000 customers, or 2.9% in 2015, compared to a 1.7% growth rate in 2014. New customers increased margin by about $7.4 million during 2015. Questar Gas expects to cross the one million customer mark in 2016. Transportation-service revenues added $3.1 million to margin primarily due to higher transportation rates and higher deliveries to natural gas-fired power-generation facilities. Higher general service rates from the 2014 Utah rate case order and the 2015 Wyoming rate case order provided the largest increase, adding $11.8 million to margin for the year. The largest decrease in margin, $14.3 million, was the result of lower energy-efficiency-program (EEP) cost-recovery revenues, which are fully offset by equivalent reductions in the program's O&M expenses. Combined O&M and G&A expenses, excluding EEP costs, were down 2% to $140 per customer in 2015, compared to $143 a year earlier.
Questar Gas manages an ongoing infrastructure-replacement program replacing older large-diameter high-pressure pipe and intermediate high-pressure belt mains. An infrastructure-cost-tracking mechanism, approved by the Public Service Commission of Utah, allows about $65 million annually in investments in completed projects to be placed into rate base and earned on without filing a general rate case. Questar Gas invested $66.5 million under the infrastructure-upgrade program during 2015 and expects to continue spending at the approved level.
Wexpro
Wexpro's 2015 net income fell 19% to $98.9 million, including a non-cash leasehold impairment charge of $7.9 million, after-tax. Excluding the impairment charge, Wexpro’s 2015 adjusted net income was $106.8 million. This compares to net income of $122.8 million in 2014. The reduction in 2015 net income was primarily due to Wexpro’s lower net investment in cost-of-service development. Adjusted EBITDA fell 9% to $258.6 million in 2015 versus $285.3 million in 2014.
Wexpro's total investment base at year-end 2015 was relatively unchanged at $642.9 million, compared to $649.0 million a year earlier. The 2015 investment base includes the addition of the 2014 Canyon Creek property acquisition that Utah and Wyoming regulators approved in November 2015 for inclusion as a cost-of-service property under the Wexpro II Agreement.
Wexpro earned a blended 17.5% after-tax return on its average total investment base for 2015. This is based on a realized 19.4% return on the original Wexpro investment base and a 7.6% return on acquired assets in the Wexpro II investment base. Under the original 1981 Wexpro Agreement, Wexpro recovers its costs and earns an unlevered after-tax return, currently 19.8%, on successful gas-development drilling. The Wexpro II Agreement allows Wexpro to make acquisitions of energy-development properties and, if approved for inclusion under the Agreement, Wexpro will earn the utility’s cost of capital, currently 7.6%, on the investment in those properties.

All natural gas production from current and future development properties included under both Wexpro agreements is dedicated to Questar Gas and its customers on a cost-of-service basis. In 2015, the majority of the utility's annual gas-supply requirement was met with Wexpro production. During the year, cost-of-service gas production for Questar Gas decreased by 9% to 57.7 Bcf compared to 63.5 Bcf a year ago. Oil and natural gas liquids (NGL) revenues are shared with Questar Gas customers after production expenses and allowed returns are covered. In 2015, oil and NGL revenues decreased 62% compared to 2014, due to lower production volumes and prices. A summary of changes in Wexpro's investment base is provided below:

CHANGE IN WEXPRO INVESTMENT BASE

	12 Months Ended December 31,
	2015	2014
	(in millions)
Beginning investment base	$649.0	$589.7
Property acquisitions	46.4	103.7
Successful development wells	29.3	44.2
Depreciation, depletion and amortization	(87.2)	(97.6)
Change in deferred taxes	5.4	9.0
Ending investment base	$642.9	$649.0

Changes to the Wexpro model approved
In Nov. 2015, Questar received approval from Utah and Wyoming public service commissions to include the additional interests in the Canyon Creek asset as prescribed in the Wexpro II Agreement. Regulators also approved changes to the Wexpro cost-of-service model established by the Wexpro agreements. Questar Gas had petitioned the public service commissions to include the 2014 Canyon Creek acquisition as a cost-of-service property under the Wexpro II Agreement and also proposed changes to its cost-of-service program designed to enable future cost-of-service gas production to be more competitive with current market prices and to potentially enable Wexpro to resume its gas-development-drilling program. The following changes were approved by Utah and Wyoming regulators:

•
Wexpro’s rate of return on post-2015 development-drilling expenditures under both Wexpro agreements was lowered to the commission-allowed rate of return on investment as defined in the Wexpro II Agreement, currently 7.6%.

•	Wexpro’s pre-2016 investment base and associated returns were not affected.

•
Post-2015 dry-hole and non-commercial well costs will be shared equally between utility customers and Wexpro, with utility customers’ share limited to 4.5% of Wexpro's annual development-drilling costs.

•
When the annual average price of cost-of-service gas from all Wexpro properties is less than the actual average market price, annual savings on post-2015 development will be shared equally between utility customers and Wexpro, but utility customers’ exposure will be limited. Wexpro will not earn a return exceeding that earned under the 1981 Wexpro Agreement.

•	By 2020, Wexpro will reduce the maximum combined production from its properties from 65% to 55% of Questar Gas’s annual forecasted demand.
“We believe the proposed changes are important to facilitate a potential resumption of Wexpro's gas-development-drilling program,” said Jibson. “Wexpro’s ability to resume drilling in this low-gas-price environment is important in order for it to sustain and grow production and its investment base, which is critical for customers and shareholders. These changes also provide a template for our Wexpro development team as they continue to negotiate potential cost-of-service arrangements with utilities in other regulatory jurisdictions."
Wexpro signed additional cost-of-service agreement
In January 2016, Wexpro signed an agreement with Xcel Energy to jointly pursue the acquisition and development of upstream natural gas reserves under a cost-of-service arrangement designed to provide a long-term hedge against volatile commodity prices. This agreement, the related testimony and the application were submitted to Colorado regulators seeking approval to develop a cost-of-service gas supply program for the long-term benefit of its utility customers. Wexpro and Xcel will actively evaluate acquisition opportunities to determine if they meet the necessary asset quality, cost and longevity criteria.
Questar Pipeline
In 2015, Questar Pipeline reported net income of $59.6 million and generated $173.4 million of Adjusted EBITDA. This compares to net income of $60.6 million and Adjusted EBITDA of $177.3 million in 2014. Questar Pipeline earned a 10.8% ROE in 2015 compared to an 11.0% ROE in 2014.
Questar Pipeline’s total revenues in 2015 were essentially unchanged from 2014. NGL revenues were down 64% in 2015 compared to 2014, due to slightly lower volumes and much lower prices. However, this decline was largely offset by higher natural gas sales. Depreciation and amortization expenses were essentially unchanged between 2015 and 2014.

Combined O&M and G&A costs were down 2% for 2015 when compared to 2014, reflecting lower contracted services expenditures and lower corporate allocations. Questar Pipeline’s consistent cost-management efforts resulted in O&M and G&A expense of $0.09 per decatherm transported in 2015, the same as in 2014 and 2013. A summary of changes in Questar Pipeline revenues is provided below:

CHANGE IN QUESTAR PIPELINE REVENUES

	3 Months Ended December 31, 2015 vs. 2014	12 Months Ended December 31, 2015 vs. 2014
	(in millions)
Transportation	$(1.5)	$(1.0)
Storage	0.1	(0.1)
NGL sales	(0.5)	(4.4)
Natural gas sales and other	6.0	4.6
Increase (decrease)	$4.1	$(0.9)
As of Dec. 31, 2015, Questar Pipeline held net firm-transportation contracts totaling 5,221 thousand decatherms (Mdth) per day, up slightly from 5,198 Mdth per day at Dec. 31, 2014. The modest decline in transportation revenues for the fourth quarter and for 2015 overall was primarily due to lower transportation rates on renewed Southern Trails contracts. The lower NGL sales revenue was the result of significantly lower market prices. Gathering and processing revenues were essentially unchanged, as were energy services revenues. Higher natural gas sales revenue resulted from the periodic sale of gas. Generally, revenue received from such sales approximates cost.
Southern Trails Pipeline to be sold
Management has determined that there will be more value to shareholders if the Southern Trails system is marketed for potential sale to someone who may be able to recognize greater benefits. Questar's objective is to sell Southern Trails by the end of 2016.
Questar Fueling
Questar Fueling Company continues to develop CNG-fueling stations, primarily for trucking-fleet applications. During 2015, the newest stations were opened in Buttonwillow, Calif., Phoenix, Ariz., Salt Lake City, Utah and San Antonio, Texas. Questar Fueling reduced its development spending on new CNG fueling facilities in 2015 and will maintain a lower spending level until demand increases.

Corporate and other
Corporate and other operations reported a 2015 net loss of $14.1 million, compared to a net loss of $12.1 million in 2014. In 2015, the corporate loss included the recording of $16.7 million pre-tax ($10.3 million after-tax) pension settlement accounting costs in the fourth quarter of 2015, because the pension plan settled benefits for the majority of its terminated vested employees and offered lump-sum benefits to retirees eligible to receive benefits beginning on or after Jan. 1, 2015. The 2015 corporate loss also included a loss of $1.2 million at Questar Fueling, the same as in 2014.
2016 EPS and capital guidance provided
“We are pleased that we were able to perform at the high end of our earnings guidance in 2015, despite an incredibly challenging commodity-price environment. Our performance was due in large part to the extraordinary efforts of our employees to control costs, while improving both efficiency and effectiveness. This sustained effort resulted in a 11% decrease in our consolidated general and administrative expense,” Jibson said. “Our combination with Dominion Resources bodes well for all stakeholders and Questar’s management and employees are excited by the challenges and opportunities we see in our future. Challenged commodity prices notwithstanding, we are optimistic that catalysts, such as additional third-party cost-of-service arrangements, bode well for long-term performance and growth. With this in mind, we are providing initial 2016 earnings and capital expenditure guidance.” For 2016, the company projects adjusted EPS of $1.25 to $1.35 per diluted share. The adjusted EPS guidance excludes any costs associated with the merger. 2016 capital expenditures are forecast at $375 million. In 2015, consolidated capital investment was $328 million and included the $16 million Vermillion Basin property acquisition by Wexpro. 2016 investment capital has been allocated to its lines of business as follows:

CAPITAL INVESTMENT FORECAST

	2016 Forecast	2015 Actual
	(in millions)
Questar Gas	$240	$233
Wexpro	85	43
Questar Pipeline	40	39
Corporate and other	10	13
Total	$375	$328

2015 earnings teleconference
Questar management will discuss 2015 results and the outlook for 2016 in a conference call with investors Thursday, February 18, beginning at 9:30 a.m. ET. The call can be accessed on the company website at www.questar.com.

About Questar Corporation

Questar is a Rockies-based integrated natural gas company, operating through three principal subsidiaries:

•	Questar Gas Company provides retail natural gas distribution in Utah, Wyoming and Idaho;

•	Wexpro Company develops and produces natural gas from cost-of-service reserves for Questar Gas customers; and

•	Questar Pipeline Company operates interstate natural gas pipelines and storage facilities in the western
U.S. and provides other energy services.

Forward-Looking Statements

This document may contain or incorporate by reference information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements in this document include, but are not limited to, Company expectations regarding its ability to resume and maintain a developmental natural gas drilling program if the application submitted by Questar Gas is approved. Any or all forward-looking statements may turn out to be wrong. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to the following:

•	the risk factors discussed in Part II, Item 1A of the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2015, and subsequent SEC filings;

•	general economic conditions, including the performance of financial markets and interest rates;

•	changes in energy commodity prices;

•	changes in industry trends;

•	actions of regulators;

•	changes in laws or regulations; and

•	other factors, most of which are beyond Questar's control.

Questar undertakes no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

# # #

For more information, visit Questar's website at www.questar.com.

QUESTAR CORPORATION
PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended		12 Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(in millions, except per-share amounts)
REVENUES
Questar Gas	$311.8	$318.9	$917.6	$960.9
Wexpro	0.1	6.1	22.9	35.6
Questar Pipeline	49.6	46.8	187.9	190.2
Other	3.2	1.4	6.5	2.6
Total Revenues	364.7	373.2	1,134.9	1,189.3

OPERATING EXPENSES
Cost of sales (excluding operating expenses shown separately)	105.0	104.7	175.2	186.3
Operating and maintenance	50.2	54.3	181.6	194.2
General and administrative	25.7	38.5	109.0	122.7
Pension settlement costs	16.7	—	16.7	—
Production and other taxes	12.0	12.8	51.3	66.2
Depreciation, depletion and amortization	53.1	50.8	216.0	213.7
Abandonment and impairment	12.4	—	12.5	2.0
Total Operating Expenses	275.1	261.1	762.3	785.1
Net gain (loss) from asset sales	0.2	(0.4)	1.8	1.2
OPERATING INCOME	89.8	111.7	374.4	405.4
Interest and other income	—	1.6	4.2	6.6
Income from unconsolidated affiliate	0.9	0.8	3.7	3.5
Interest expense	(15.6)	(15.8)	(63.0)	(63.1)
INCOME BEFORE INCOME TAXES	75.1	98.3	319.3	352.4
Income taxes	(24.2)	(35.8)	(110.6)	(125.9)
NET INCOME	$50.9	$62.5	$208.7	$226.5

EARNINGS PER COMMON SHARE
Basic	$0.29	$0.36	$1.18	$1.29
Diluted	0.29	0.35	1.18	1.29
Weighted-average common shares outstanding
Used in basic calculation	175.5	175.8	176.1	175.8
Used in diluted calculation	175.7	176.2	176.3	176.1
Dividends per common share	$0.21	$0.19	$0.84	$0.75

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	3 Months Ended		12 Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(in millions)
Net income	$50.9	$62.5	$208.7	$226.5
Other comprehensive income (loss):
Pension and other postretirement benefits	6.9	(109.4)	25.6	(96.9)
Interest rate cash flow hedge amortization	0.1	0.1	0.6	0.5
Commodity cash flow hedge	(0.4)	—	(0.2)	—
Income taxes	(2.5)	41.8	(10.0)	36.9
Net other comprehensive income (loss)	4.1	(67.5)	16.0	(59.5)
COMPREHENSIVE INCOME (LOSS)	$55.0	$(5.0)	$224.7	$167.0

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
	2015	2014
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$25.0	$32.0
Accounts receivable, net	168.0	118.1
Unbilled gas accounts receivable	91.3	93.7
Inventories	73.5	74.1
Prepaid expenses and other	12.3	11.2
Current regulatory assets	70.0	79.6
Total Current Assets	440.1	408.7
Property, Plant and Equipment	6,182.0	5,961.5
Accumulated depreciation, depletion and amortization	(2,333.3)	(2,226.0)
Net Property, Plant and Equipment	3,848.7	3,735.5
Investment in unconsolidated affiliate	23.9	24.7
Noncurrent regulatory and other assets	65.1	75.0
TOTAL ASSETS	$4,377.8	$4,243.9

LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
Current Liabilities
Short-term debt	$457.6	$347.0
Accounts payable, accrued expenses and other	224.8	234.9
Current regulatory liabilities	6.4	13.4
Current portion of long-term debt and capital lease obligation	251.4	26.1
Total Current Liabilities	940.2	621.4
Long-term debt and capital lease obligation, less current portion	1,004.1	1,257.5
Deferred income taxes	779.5	709.8
Noncurrent regulatory and other liabilities	338.9	409.0
COMMON SHAREHOLDERS' EQUITY
Common Shareholders' Equity	1,315.1	1,246.2
TOTAL LIABILITIES AND COMMON SHAREHOLDERS' EQUITY	$4,377.8	$4,243.9

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	12 Months Ended
	December 31,
	2015	2014
	(in millions)
OPERATING ACTIVITIES
Net income	$208.7	$226.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	223.5	234.4
Deferred income taxes	59.5	49.2
Abandonment and impairment	12.5	2.0
Share-based compensation	11.4	12.4
Net (gain) from asset sales	(1.8)	(1.2)
(Income) from unconsolidated affiliate	(3.7)	(3.5)
Distributions from unconsolidated affiliate and other	5.6	5.3
Changes in operating assets and liabilities	(104.3)	(81.5)
NET CASH PROVIDED BY OPERATING ACTIVITIES	411.4	443.6

INVESTING ACTIVITIES
Property, plant and equipment	(306.8)	(319.1)
Wexpro acquisition of producing properties	(12.2)	(52.4)
Questar Gas acquisition	(11.4)	—
Cash used in disposition of assets	(6.2)	(4.8)
Proceeds from disposition of assets	1.1	9.5
NET CASH USED IN INVESTING ACTIVITIES	(335.5)	(366.8)

FINANCING ACTIVITIES
Common stock	(19.8)	(1.2)
Long-term debt and capital lease obligation repaid	(26.3)	(0.9)
Change in short-term debt	110.6	71.0
Dividends paid	(148.0)	(131.9)
Tax benefits from share-based compensation	0.6	2.2
NET CASH USED IN FINANCING ACTIVITIES	(82.9)	(60.8)
Change in cash and cash equivalents	(7.0)	16.0
Beginning cash and cash equivalents	32.0	16.0
Ending cash and cash equivalents	$25.0	$32.0

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)

	3 Months Ended		12 Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(in millions)
Revenues from Unaffiliated Customers
Questar Gas	$311.8	$318.9	$917.6	$960.9
Wexpro	0.1	6.1	22.9	35.6
Questar Pipeline	49.6	46.8	187.9	190.2
Other	3.2	1.4	6.5	2.6
Total	$364.7	$373.2	$1,134.9	$1,189.3

Revenues from Affiliated Companies
Wexpro	$78.0	$84.0	$319.1	$350.3
Questar Pipeline	20.3	19.0	75.1	73.7
Total	$98.3	$103.0	$394.2	$424.0

Operating Income (Loss)
Questar Gas	$53.5	$48.8	$122.6	$109.5
Wexpro	23.2	41.8	147.4	183.3
Questar Pipeline	28.9	28.3	114.4	117.6
Corporate and other	(15.8)	(7.2)	(10.0)	(5.0)
Total	$89.8	$111.7	$374.4	$405.4

Net Income (Loss)
Questar Gas	$32.1	$28.0	$64.3	$55.2
Wexpro	16.4	29.8	98.9	122.8
Questar Pipeline	15.3	14.3	59.6	60.6
Corporate and other	(12.9)	(9.6)	(14.1)	(12.1)
Total	$50.9	$62.5	$208.7	$226.5

QUESTAR CORPORATION
PRELIMINARY SELECTED OPERATING STATISTICS
(Unaudited)

	3 Months Ended		12 Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial sales	35.6	32.2	94.0	98.0
Industrial sales	0.7	1.2	3.3	4.3
Transportation for industrial customers	20.4	20.8	77.2	81.3
Total industrial	21.1	22.0	80.5	85.6
Total deliveries	56.7	54.2	174.5	183.6

Natural gas revenue (per dth)
Residential and commercial sales	$8.22	$9.17	$9.01	$8.93
Industrial sales	9.20	9.00	7.22	7.14
Transportation for industrial customers	0.28	0.23	0.27	0.22
Warmer than normal temperatures	(11%)	(18%)	(19%)	(17%)
Temperature-adjusted usage per customer (dth)	36.1	34.6	103.3	108.9
Customers at Dec. 31, (thousands)	990	962

WEXPRO
Production volumes
Natural gas - cost-of-service deliveries (Bcf)	13.8	11.9	57.7	63.5
Natural gas - sales (Bcf)	0.8	0.2	4.4	0.8
Oil and NGL (Mbbl)	113	133	464	587
Natural gas average sales price (per Mcf)	$2.45	$4.75	$2.79	$4.57
Oil and NGL average sales price (per bbl)	$31.09	$58.51	$37.21	$80.57
Investment base at Dec. 31, (in millions)	$642.9	$649.0

QUESTAR PIPELINE
Natural gas transportation volumes (MMdth)
For unaffiliated customers	199.7	177.5	740.8	721.4
For Questar Gas	32.6	31.1	107.6	116.2
Total transportation	232.3	208.6	848.4	837.6

Transportation revenue (per dth)	$0.21	$0.24	$0.23	$0.23
Net firm-daily transportation demand at Dec. 31, (Mdth)	5,221	5,198
Natural gas processing
NGL sales (Mbbl)	29	28	121	128
NGL average sales price (per bbl)	$19.48	$37.96	$21.04	$54.17

QUESTAR CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide alternative methods for assessing the Company's ongoing operating results. The Company's management uses these non-GAAP financial measures for the same purposes, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures calculated in accordance with GAAP.

1. Management believes that net income, diluted earnings per common share and return on average common equity (ROE) prior to the fourth quarter 2015 pension settlement and impairment of Wexpro's leasehold properties are useful measures to assess ongoing results of operations because of the impairment charge's and pension settlement cost's infrequent and nonrecurring nature.

The following table reconciles GAAP net income and diluted earnings per common share to non-GAAP adjusted earnings and diluted earnings per common share before the fourth quarter pension settlement costs and impairment of a leasehold property at Wexpro for the 12 months ended December 31, 2015. The table also reconciles GAAP ROE to non-GAAP adjusted ROE before settlement and impairment charges.

	Questar Consolidated		Questar Corporate		Wexpro
	3 Months Ended	12 Months Ended	3 Months Ended	12 Months Ended	3 Months Ended	12 Months Ended
	December 31, 2015

Net income (loss) [1]	$50.9	$208.7	$(13.0)	$(12.9)	$16.4	$98.9
Pension settlement costs	16.7	16.7	16.7	16.7	—	—
Asset impairment charge	12.1	12.1	—	—	12.1	12.1
Income taxes on pension settlement costs	(6.4)	(6.4)	(6.4)	(6.4)	—	—
Income taxes on asset impairment charge	(4.2)	(4.2)	—	—	(4.2)	(4.2)
After-tax pension settlement and asset impairment charges	18.2	18.2	10.3	10.3	7.9	7.9
Adjusted earnings (loss) [2]	$69.1	$226.9	$(2.7)	$(2.6)	$24.3	$106.8

EARNINGS PER COMMON SHARE
Diluted earnings per share	$0.29	$1.18
Diluted loss per share attributable to pension settlement	0.06	0.06
Diluted loss per share attributable to asset impairment	0.04	0.04
Adjusted diluted earnings per share	$0.39	$1.28
Weighted-average common shares outstanding
Used in diluted calculation	175.7	176.3

Return on Average Common Equity
Average common shareholders' equity [3]		$1,280.7		$1,280.7		$696.6
Change in average shareholders' equity attributable to pension settlement		5.1		5.1		—
Change in average shareholders' equity attributable to asset impairment		4.0		—		3.9
Average common shareholders' equity [4]		$1,289.8		$1,285.8		$700.5

Return on average common equity [1] ÷ [3]		16.3%		(1.0)%		14.2%
Change in ROE attributable to pension settlement costs		0.7%		0.8%		—%
Change in ROE attributable to asset impairment charge		0.6%		—%		1.0%
Adjusted ROE [2] ÷ [4]		17.6%		(0.2)%		15.2%

2. Management defines Adjusted EBITDA as net income (loss) before the following items: interest expense, income taxes, depreciation, depletion and amortization, net gain or loss from asset sales, abandonments and impairments, and other special items. Management believes Adjusted EBITDA is an important measure of the Company's financial performance and a key measure for comparing results to other companies.

The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the three months ended December 31, 2015:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$50.9	$32.1	$16.4	$15.3	$(12.9)
Interest expense	15.6	7.1	0.1	6.3	2.1
Income taxes	24.2	15.5	6.7	8.6	(6.6)
Depreciation, depletion and amortization	53.1	14.2	23.5	13.6	1.8
Net gain from asset sales	(0.2)	—	(0.1)	(0.1)	—
Pension settlement costs	16.7	—	—	—	16.7
Abandonment and impairment	12.4	—	12.4	—	—
Adjusted EBITDA	$172.7	$68.9	$59.0	$43.7	$1.1

The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the three months ended December 31, 2014:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$62.5	$28.0	$29.8	$14.3	$(9.6)
Interest expense	15.8	7.0	0.1	6.5	2.2
Income taxes	35.8	15.4	12.3	8.8	(0.7)
Depreciation, depletion and amortization	50.8	13.3	22.3	13.8	1.4
Net (gain) loss from asset sales	0.4	—	(0.1)	0.5	—
Adjusted EBITDA	$165.3	$63.7	$64.4	$43.9	$(6.7)

The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the twelve months ended December 31, 2015:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$208.7	$64.3	$98.9	$59.6	$(14.1)
Interest expense	63.0	28.3	0.2	26.0	8.5
Income taxes	110.6	34.8	49.2	33.4	(6.8)
Depreciation, depletion and amortization	216.0	55.1	99.4	54.6	6.9
Net gain from asset sales	(1.8)	—	(1.6)	(0.2)	—
Pension settlement costs	16.7	—	—	—	16.7
Abandonment and impairment	12.5	—	12.5	—	—
Adjusted EBITDA	$625.7	$182.5	$258.6	$173.4	$11.2

The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the twelve months ended December 31, 2014:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$226.5	$55.2	$122.8	$60.6	$(12.1)
Interest expense	63.1	28.2	0.1	26.1	8.7
Income taxes	125.9	32.0	61.5	35.6	(3.2)
Depreciation, depletion and amortization	213.7	53.6	100.5	54.5	5.1
Net (gain) loss from asset sales	(1.2)	(0.1)	(1.6)	0.5	—
Asset impairment	2.0	—	2.0	—	—
Adjusted EBITDA	$630.0	$168.9	$285.3	$177.3	$(1.5)